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                                                                   EXHIBIT 3.2.2

                                     BYLAWS

                                       OF

                            UNITIVE ELECTRONICS, INC.

                                    ARTICLE I
                                     OFFICES

      Section 1.1 Principal Office. The principal office of the Corporation shall be located at such place, within or without the State of North Carolina, as shall be determined from time to time by the Board of Directors and as shall have been so designated most recently in the annual report of the Corporation or amendment thereto, filed with the North Carolina Secretary of State pursuant to the North Carolina Business Corporation Act (the "Act").

      Section 1.2 Registered Office. The Corporation shall maintain a registered office in the State of North Carolina as required by law, which may be, but need not be, identical with the principal office.

      Section 1.3 Other Offices. The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine, or as the affairs of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

      Section 2.1 Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation, or at such other place, either within or without the State of North Carolina, as shall be designated by the Board of Directors or the Chairman of the Board of the Corporation.

      Section 2.2 Annual Meetings. The annual meeting of the shareholders shall be held each year at such date and time as shall be designated by the Board of Directors or the Chairman of the Board of the Corporation, for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

      Section 2.3 Substitute Annual Meetings. If the annual meeting shall not be held on the day provided for by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 2.4. A meeting so called shall be designated and treated for all purposes as the annual meeting.

      Section 2.4 Special Meetings. Special meetings of the shareholders may be called at any time by or at the request of the Chairman of the Board or the Board of Directors. Unless the Corporation is a "public corporation" (as defined in the Act), a special meeting of the shareholders shall also be called upon the written demand or demands of the holders of at least 10% of all votes

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entitled to be cast on any issue proposed to be considered at such meeting pursuant to such demand or demands, provided such demand or demands describe the purpose or purposes for which said special meeting is to be held and are signed, dated and delivered to the Secretary of the Corporation. A special meeting called at the demand of shareholders shall be held within 30 days after the date of receipt by the Secretary of the demand or demands requiring the call of such special meeting.

      Section 2.5 Notice of Meetings. Written or printed notice stating the date, time and place of the meeting shall be given not less than 10 nor more than 60 days before the date thereof, either personally or by mail, at the direction of the person or persons calling the meeting, to each shareholder entitled to vote at such meeting and each other shareholder entitled to notice pursuant to the Articles of Incorporation or applicable law.

      In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. In the case of an annual meeting, the notice of meeting need not specifically state the purpose or purposes thereof or the business to be transacted thereat unless such statement is expressly required by the provisions of these Bylaws or by applicable law.

      If a meeting is adjourned for more than 120 days after the date fixed for the original meeting, or if a new record date is fixed for the adjourned meeting, or if the date, time and place for the adjourned meeting is not announced prior to adjournment, then notice of the adjourned meeting shall be given as in the case of an original meeting; otherwise, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

      A shareholder's attendance at a meeting constitutes a waiver by such shareholder of (a) objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (b) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless the shareholder objects to considering the matter before it is voted upon.

      Section 2.6 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such record date in any case to be not more than 70 days immediately preceding the date of the meeting or the date on which the particular action, requiring such determination of shareholders, is to be taken.

      If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the date on which notice of the meeting is first mailed to shareholders shall be the record date for such determination of shareholders.

      A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

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      Section 2.7 Shareholders' List. Not later than two business days after the date notice of a meeting of shareholders is first given, the Secretary or other officer or person having charge of the stock transfer books of the Corporation shall prepare an alphabetical list of the shareholders entitled to notice of such meeting, with the address of and number of shares held by each shareholder, which list shall be kept on file at the principal office of the Corporation (or such other place in the city where the meeting is to be held as maybe identified in the notice of the meeting) for the period commencing two business days after notice of the meeting is first given and continuing through such meeting, and which list shall be available for inspection by any shareholder, or his or her agent or attorney, upon his or her demand, at any time during regular business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder, or his or her agent or attorney, during the whole time of the meeting and any adjournment thereof.

      Section 2.8 Quorum. The holders of a majority of shares entitled to vote at a shareholders meeting, present in person or represented by proxy, shall constitute a quorum at such all meeting of shareholders for purposes of acting on any matter for which action by the shareholders is required. If there is no quorum at the opening of a meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the votes cast on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

      Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment thereof unless a new record date is or must be set for that adjourned meeting.

      Section 2.9 Organization. Each meeting of shareholders shall be presided over by the Chairman of the Board, or, in the absence or at the request of the Chairman of the Board, by such other officer as the Chairman of the Board or the Board of Directors may designate, or in their absence and in the absence of such designation, by any person selected to preside by plurality vote of the shares represented and entitled to vote at the meeting, with each share having the same number of votes to which it would be entitled on any other matter on which all shares represented and entitled to vote at the meeting would be entitled to vote. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

      Section 2.10 Voting of Shares. Except as otherwise provided in the Articles of Incorporation, each outstanding share having the right to vote on a matter or matters submitted to a vote at a meeting of shareholders shall be entitled to one vote on each such matter. A shareholder may vote in person or by proxy.

      Except in the election of directors (as provided in Section 3.4), if a quorum exists, action on a matter by the shareholders entitled to vote on the matter is approved by such shareholders if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation or a Bylaw adopted by the shareholders.

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      Voting on all matters including the election of directors shall be by voice vote or by a show of hands unless, as to any matter, the holders of shares entitled to at least 25% of the votes of shares represented at the meeting and entitled to vote on that matter shall demand, prior to the voting on such matter, a ballot vote on such matter.

      Section 2.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, whether before or after the action so taken, and delivered to the Corporation to be included in the corporate minute book or filed with the corporate records. Such consent has the same effect as a meeting vote and may be described as such in any document.

                                   ARTICLE III
                                    DIRECTORS

      Section 3.1 General Powers. All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

      Section 3.2 Number, Term and Qualification. The number of directors of the Corporation shall be not less than one (1) nor more than seven (7). The number of directors may be increased or decreased only by the shareholders. An election of all Directors by the shareholders shall be held at each annual meeting of the Corporation's shareholders. The Director shall hold office until his successor shall have been duly elected and qualified, or until his earlier removal, resignation, death, or incapacity.

      Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

      Section 3.3 Election of Directors. Except as provided in Section 3.5, directors shall be elected at the annual meeting of shareholders. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. Except as provided in the Articles of Incorporation or required by applicable law, shareholders have no right to cumulate their votes for directors.

      Section 3.4 Removal. Except as otherwise provided in the Articles of Incorporation or by applicable law, a director may be removed from office at any time with or without cause by a vote of the holders of a majority of the shares of the Corporation's voting stock. Any Director may be removed from office with cause by a majority vote of the Board of Directors at a meeting at which only the removal and replacement of the Director or Directors in question shall be considered.

      Section 3.5 Vacancies. A vacancy occurring in the Board of Directors, including positions not filled by the shareholders or those resulting from an increase in the number of Directors, may be filled by a majority of the remaining Directors, though less than a quorum, or by the sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the Directors.

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      Section 3.6 Compensation. The Board of Directors, in its discretion, may compensate directors for their services as such and may provide for the payment of all expenses reasonably incurred by directors in attending meetings of the Board or of any Committee or in the performance of their other duties as directors. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 3.7 Committees. The Board of Directors may by resolution designate and delegate authority to an Executive Committee and other committees with such authority as may be permitted by the Act. Special meetings of any committee may be called at any time by any Director who is a member of the committee or by any person entitled to call a special meeting of the full Board of Directors. Except as otherwise provided in the section, the conduct of all meetings of any committee, including notice thereof, shall be governed by Sections 4.1 through
4.8 of this Article.

                                   ARTICLE IV
                              MEETINGS OF DIRECTORS

      Section 4.1 Regular Meetings. A regular annual meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting or substitute annual meeting of shareholders. In addition, the Board of Directors may provide the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

      Section 4.2 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if there shall be a person holding such office), the Chief Executive Officer or any two directors. Such meetings may be held either within or without the State of North Carolina.

      Section 4.3 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice.

      The person or persons calling a special meeting of the Board of Directors shall give notice of the meeting to the directors by any usual means of communication. If such notice is given to a director in writing by mail, it shall be mailed, correctly addressed to such director with postage prepaid, no later than seven days prior to the date of the meeting. If such notice is given to a director in writing otherwise than by mail, it shall be given so that it is received by such director no later than two days prior to the meeting. If such notice is given orally to a director, it shall be communicated orally to such director no later than two days prior to the meeting, Delivery or completion of transmission of written notice to the address of a director shall be deemed receipt by such director, and any such written notice given to a director by mail that is not timely mailed shall nevertheless be valid and effective if so received by such director no later than two days prior to the date of the meeting. The person or persons giving such notice may conclusively presume that the address of a director to which such notice is to be directed is the business address of such director appearing in the Corporation's most current annual report to the North Carolina Secretary of State, unless prior to the sending of such notice such director has given such person or persons notice of a different address to which notices to such director should be directed.

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      A director's attendance at or participation in a meeting shall constitute a waiver by such director of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or to the transaction of business at the meeting and does not thereafter vote in favor of or assent to action taken at the meeting.

      Section 4.4 Quorum. A majority of the number of directors fixed or prescribed by these Bylaws shall be required for, and shall constitute, a quorum for the transaction of business at any meeting of the Board of Directors.

      Section 4.5 Manner of Acting. Except as otherwise provided in these Bylaws or required by applicable law, the affirmative vote of a majority of the directors present at a meeting of the Board of Directors shall be the act of the Board of Directors, if a quorum is present when the vote is taken.

      Section 4.6 Organization. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board (if there shall be a person holding such office), or, in the absence or at the request of the Chairman of the Board, by any person selected to preside by vote of a majority of the directors present. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at the meeting, shall act as secretary of the meeting.

      Section 4.7 Action Without Meeting. Action required or permitted to be taken by the Board of Directors or a Committee at a meeting may be taken without a meeting if one or more written consents describing the action taken are signed by each of the directors or members of the Committee, as the case may be, whether before or after the action so taken, and filed with the corporate records or the minutes of the proceedings of the Board or Committee. Action so taken is effective when the last director or Committee member signs such consent, unless the consent specifies a different effective date. Such consent has the effect of a meeting vote and may be described as such in any document.

      Section 4.8 Participation by Conference Telephone. Any one or more directors or members of a Committee may participate in a meeting of the Board of Directors or Committee by means of a conference telephone or similar communications device that allows all directors participating in the meeting to simultaneously hear each other during the meeting, and such participation in a meeting shall be deemed presence in person at such meeting.

                                    ARTICLE V
                                    OFFICERS

      Section 5.1 General. The officers of the Corporation shall consist of a Chief Executive Officer (who may also be the President, as provided in these Bylaws), a President, a Secretary and a Treasurer, and may also include a Chairman of the Board, a Chief Operating Officer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as may be appointed by the Board of Directors or otherwise provided in these Bylaws. Any two or more offices may be simultaneously held by the same person, but no person may act in more than one capacity where action of two or more officers is required and the Chief Executive Officer, may not also serve as

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Chairman of the Board. The title of any officer may include any additional designation descriptive of such officer's duties as the Board of Directors may prescribe.

      Section 5.2 Appointment and Term. The officers of the Corporation shall be appointed from time to time by the Board of Directors; provided, that the Board of Directors may authorize a duly appointed officer to appoint one or more other officers or assistant officers, other than appointment of the Chief Executive Officer, the Chairman of the Board, the President or the Chief Operating Officer. Each officer shall serve as such at the pleasure of the Board of Directors.

      Section 5.3 Removal. Any officer may be removed by the Board of Directors at any time with or without cause; but such removal shall not itself affect the contract rights, if any, of the person so removed.

      Section 5.4 Compensation. The compensation of all officers of the Corporation shall be fixed by, or in the manner prescribed by, the Board of Directors.

      Section 5.5 Chief Executive Officer. Subject to the direction and control of the Board of Directors, the Chief Executive Officer shall supervise and control the management of the Corporation and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed from time to time by the Board of Directors or as are provided for elsewhere in these Bylaws. The Chief Executive Officer may also, but need not, be the President of the Corporation, but may not also be the Chairman of the Board.

      Section 5.6 Chairman of the Board. The Board of Directors may, but need not, appoint from among its members an officer designated as the Chairman of the Board. The Chairman of the Board may not also be the Chief Executive Officer or the President of the Corporation. If there is a Chairman of the Board, then the Chairman of the Board shall, when present, preside over meetings of the Board of Directors and shall have such other duties and authority as may be prescribed from time to time by the Board of Directors or as are provided for elsewhere in these Bylaws.

      Section 5.7 Chief Operating Officer. If the President is the Chief Executive Officer, then the President shall also serve, as the Chief Operating Officer unless the Board of Directors shall designate some other officer of the Corporation as the Chief Operating Officer. Subject to the direction and control of the Chief Executive Officer and the Board of Directors, the Chief Operating Officer shall supervise and control the operations of the Corporation, shall have such duties and authority as are normally incident to the position of chief operating officer of a corporation and such other duties as may be prescribed from time to time by the Chief Executive Officer or the Board of Directors, and, in the absence or disability of the Chief Executive Officer, shall have the authority and perform the duties of the Chief Executive Officer.

      Section 5.8 President. The President may also, but need not, be the Chief Executive Officer or the Chief Operating Officer of the Corporation and shall have all of the duties and authority of any such office if so appointed. If the President shall be the Chief Executive Officer and no other officer shall have been designated by the Board of Directors as the Chief Operating Officer, then the President shall also have all of the duties and authority of the Chief Operating Officer.

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Subject to the above provisions in this Section 5.8, the President shall also have such other duties and authority as may be prescribed from time to time by the Board of Directors.

      Section 5.9 Vice President. The Vice President, and if there be more than one, the Executive Vice President or other Vice President designated by the Board of Directors, shall, in the absence or disability of the President, have the authority and perform the duties of said office (including the duties and authority of the President as either Chief Executive Officer or Chief Operating Officer or both, if the President serves as such). In addition, each Vice President shall perform such other duties and have such other powers as are normally incident to the office of Vice President or as shall be prescribed by the Chief Executive Officer or the Board of Directors.

      Section 5.10 Secretary. The Secretary shall have the responsibility and authority to maintain and authenticate the records of the Corporation; shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of shareholders, directors and Committees; shall give, or cause to be given, all notices required by law and by these Bylaws; shall have general charge of the corporate books and records and of the corporate seal, and shall affix the corporate seal to any lawfully executed instrument requiring it; shall have general charge of the stock transfer books of the Corporation and shall keep, or cause to be kept, all records of shareholders as are required by applicable law or these Bylaws; shall sign such instruments as may require the signature of the Secretary; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer, or the Board of Directors.

      Section 5.11 Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors; shall keep, or cause to be kept, full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, and shall generally have charge over the Corporation's accounting and financial records; shall cause a true statement of its assets and liabilities as of the close of each fiscal year, and of the results of its operations and of cash flows for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made as soon as practicable after the end of such fiscal year. The Treasurer shall also prepare and file, or cause to be prepared and filed, all reports and returns required by Federal, State or local law and shall generally perform all other duties incident to the office of Treasurer and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.

      Section 5.12 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall, in the absence or disability of the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall in general perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.

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                                   ARTICLE VI
                          CONTRACTS, LOANS AND DEPOSITS

      Section 6.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any document or instrument on behalf of the Corporation, and such authority may be general or confined to specific instances. Any resolution of the Board of Directors authorizing the execution of documents by the proper officers of the Corporation or by the officers generally and not specifying particular officers shall be deemed to authorize such execution by the Chief Executive Officer, the Chief Operating Officer, the Chairman of the Board, the President, or any Vice President, or by any other officer if such execution is within the scope of the duties and of such other office. The Board of Directors may by resolution authorize such execution by means of one or more facsimile signatures.

      Section 6.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

      Section 6.3 Checks and Drafts. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be determined by resolution of the Board of Directors.

      Section 6.4 Deposits. All funds of the Corporation not otherwise employed or invested shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors direct.

                                   ARTICLE VII
                               SHARE CERTIFICATES

      Section 7.1 Certificates for Shares. Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every shareholder for the fully paid shares owned by him. These certificates shall be signed by the Chief Executive Officer, the Chief Operating Officer, the Chairman of the Board, the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, either manually or in facsimile (provided that certificates bearing facsimile signatures of both officers shall be manually countersigned by a registrar, transfer agent or other authenticating agent). Such certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

      Section 7.2 Transfer of Shares. Transfer of shares represented by certificates shall be made on the stock transfer books of the Corporation only upon the surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his or her duly authorized agent, transferee or legal representative, or as otherwise provided by applicable law. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

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      Section 7.3 Lost Certificates. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum and with such sureties as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost, destroyed or wrongfully taken; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond with respect to a certificate claimed to have been lost or destroyed. Any such authorization by the Board of Directors may be general or confined to specific instances. Nothing herein shall require the Board of Directors to authorize the issuance of any such replacement certificate under any circumstances in which the Corporation is not required to issue such certificate, this provision being permissive and not mandatory.

                                  ARTICLE VIII
                               RECORDS AND REPORTS

      Section 8.1 General. The Corporation shall keep all records and submit and file all reports and filings as are required by applicable law. Unless the Board of Directors otherwise directs, the Treasurer shall be responsible for keeping, or causing to be kept, all financial and accounting records of the Corporation and for submitting or filing, or causing to be submitted or filed, all reports and filings of a financial or accounting nature, and the Secretary shall be responsible for keeping, or causing to be kept, all other records and for submitting or filing, or causing to be submitted or filed, all other reports and filings.

      The Corporation shall keep as permanent records minutes of all meetings of its incorporators, shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by Committees of the Board of Directors. The Corporation shall maintain appropriate accounting records. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

      Section 8.2 Records at Principal Office. The Corporation shall keep a copy of the following records at the Corporation's principal office: (a) its Articles or restated Articles of Incorporation and all amendments to them currently in effect; (b) its Bylaws or restated Bylaws and all amendments to them currently in effect; (c) resolutions adopted by the Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;
(d) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years; (e) all written communications to shareholders generally within the past three years and the financial statements required by law to be made available to the shareholders for the past three years; (f) a list of the names and business addresses of its current directors and officers; and (g) its most recent annual report delivered to the North Carolina Secretary of State pursuant to the Act.

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      Section 8.3 Financial Statements. The Corporation shall make available to its shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements shall also be prepared on that basis.

      If the annual financial statements are reported upon by a public accountant, such accountant's report shall accompany them. If not, the statements shall be accompanied by a statement of the President or the Treasurer or other person responsible for the Corporation's accounting records (a) stating his or her reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and (b) describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

      The Corporation shall mail the annual financial statements, or a written notice of their availability, to each shareholder within 120 days after the close of each fiscal year; provided that the failure of the Corporation to comply with this requirement shall not constitute the basis for any claim of damages by any shareholder unless such failure was in bad faith. Thereafter, on written request from a shareholder who was not mailed the statements, the Corporation shall mail such shareholder the latest financial statements.

      Section 8.4 Other Reports to Shareholders. If the Corporation is not a "public corporation" and it indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before notice of the next shareholders' meeting.

      If the Corporation is not a "public corporation" and it issues or authorizes the issuance of shares for promissory notes or for promises to render services in the future, other than in a transaction or pursuant to a plan previously approved by a majority of the shares entitled to vote thereon, the Corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next shareholders' meeting.

      Section 8.5 Annual Report. The Corporation shall prepare and deliver to the North Carolina Secretary of State for filing each year the annual report required by the Act. Such annual report shall be filed each year within 60 days after the end of the month in which the Corporation was incorporated, or at such other time as is then required by applicable law. The Corporation may, and when required by law shall, file all necessary or appropriate corrections and amendments to such annual report, and shall promptly file an amendment to its annual report to reflect any change in the location of the principal office of the Corporation.

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

                                   ARTICLE IX
                                 INDEMNIFICATION

      Section 9.1 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter, a "proceeding" and including without limitation, a proceeding brought by or on behalf of the Corporation itself), by reason that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a director, officer, partner, trustee, employee, agent, trustee or administrator, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to serve in the capacity that initially entitled such person to indemnification hereunder and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Act so requires, the payment of expenses incurred by a Director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that the Director or officer is not entitled to be indemnified under this Section or otherwise.

      Section 9.2 Right of Claimant to Bring Suit. If a claim under Section 9.1 hereof is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination

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

prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section 9.3 Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), the Corporation's Articles of Incorporation, these Bylaws, any agreement, the vote of shareholders or disinterested Directors or otherwise.

      Section 9.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or trustee or administrator under an employee benefit plan against any liability asserted against and incurred by that person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify that person against such liability under the Act.

      Section 9.5 Savings Clause. If this Article IX or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each Director and officer of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this
Article IX that shall not have been invalidated and to the full extent permitted by applicable law.

                                    ARTICLE X
                               GENERAL PROVISIONS

      Section 10.1 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation. The Board of Directors may fix in advance a record date for determining the shareholders entitled to a dividend. If such record date is not fixed by the Board of Directors, the date the Board of Directors authorizes such dividend shall be the record date.

      Section 10.2 Seal. The corporate seal of the Corporation shall consist of two concentric circles between or within which are the name of the Corporation, the state of incorporation, the year of incorporation and the word "SEAL." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, stamped or reproduced by any means. Any officer of the Corporation authorized to execute or attest a document on behalf of the Corporation may affix or reproduce on such document, as and for the corporate seal of the Corporation, a seal in any other form sufficient to evidence that it is intended by such officer to represent the corporate seal of the Corporation, in which case such seal shall be as effective as the corporate seal in the form herein prescribed.

      Section 10.3 Notice and Waiver of Notice. Whenever any notice is required to be given under the Act, the Corporation's Articles of Incorporation, or these Bylaws, it shall be in writing and may be communicated in person; by telephone, telegraph, teletype or other form of wire or wireless communication, or by facsimile transmission; or by mail or private carrier. If mailed, notice to a shareholder is effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. All other notice is effective at the earliest of the following: (a) when received; (b) five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed; (c) on the date shown on the return receipt, if sent by certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. A shareholder or Director, as the case maybe, may waive notice otherwise required by these Bylaws, before or after the date stated in such notice, by delivery of a written waiver of such notice signed by such shareholder or Director to the Corporation for filing or inclusion with the minutes or corporate records, or, to the extent provided by the Act, by attendance at the meeting to which such notice relates.

      Section 10.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

      Section 10.5 Amendments. Except as otherwise provided herein or in the Articles of Incorporation or by applicable law, these Bylaws may be amended or repealed and new bylaws may be adopted by action of the Board of Directors or the shareholders.

      Section 10.6 Conflict with the Act or the Articles of Incorporation; Severability. In the event of a conflict between the Act or the Corporation's Articles of Incorporation and these Bylaws, the Act or Articles of Incorporation, as the case may be, shall prevail to the extent of such conflict. Any provision of these Bylaws, or any amendment hereto, which is determined to be in violation of the Act shall not in any way render the remaining provisions invalid.

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